Exhibit 10.11

EMPLOYMENT AND NON-COMPETITION AGREEMENT

       This EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of December, 2007, by and between GEER TANK TRUCKS, INC., a [Texas] corporation (the
“Company”) and RONNIE SMITH (the “Executive”).

       WHEREAS, pursuant to a Stock Purchase Agreement (the “Acquisition Agreement”) dated as of July 3,
2007 by and among Charles Randall Geer, Jana Geer Douglas, Donna Osteen Reich, Jerrye Geer Faltyn and Lori
Geer Smith (the “Sellers”), Company and Continental Fuels, Inc. (the “Buyer”), the Buyer intends to acquire all of the outstanding stock of the Company from the Sellers (the “Acquisition”);

       WHEREAS, the Executive is a Seller and shall receive cash and other remuneration upon the closing of the
Acquisition; and

       WHEREAS, it is a condition precedent to effectuating the Acquisition that the Executive enter into an employment and non-competition agreement with the Company in the form hereof, which agreement supersedes and replaces any previous employment agreement the Executive may have had with Seller or any of its affiliates;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and as an inducement to the Company to consummate the Acquisition, it is agreed as follows:

       1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and conditions herein set forth.

       2. Term of Employment. Employment shall be for a term commencing on the date hereof and, subject to termination under Sections 7 and 8, expiring one (1) year from the date hereof (the “Term”). Following the expiration of the Term, the Executive shall be an at-will employee of the Company.

       3. Duties of the Executive. The Executive shall have such duties and responsibilities as may be prescribed by the Board of Directors (the “Board”) of the Company. The Executive shall devote his full time and best efforts to the business of the Company.

       4. Compensation. During the Term, the Company shall pay to the Executive a base salary of Eighty
Thousand Dollars ($80,000) per annum which base salary may be adjusted from time to time by the Company, payable at the times and in the manner consistent with the Company’s general policies regarding compensation of executive employees. Such base salary shall include any salary reduction contributions elected by the Executive to
(i) any plan for which the Executive may be eligible sponsored by the Company or its affiliates that includes a cash-
or-deferred arrangement under Section 401(k) of the Code (if any), or (ii) any “cafeteria plan” for which the Executive may be eligible sponsored by the Company or its affiliates under Section 125 of the Code (i.e., any such contributions elected by the executive will be deducted from the base salary set forth on Exhibit B).

       5. Executive Benefits. In addition to the compensation described in Section 4, the Company shall make available to the Executive, subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules, participation for the Executive and his eligible dependents in the employee benefit plans or arrangements and such other usual and customary benefits generally available to employees of the Company.

       6. Place of Performance. In connection with employment by the Company, unless otherwise agreed by the Executive, the Executive shall be based at offices located in Jacksboro, Texas (except for travel reasonably required for Company business), provided that the Company maintains an office and operations in Jacksboro,
Texas.

       7. Termination.

       (a) Involuntary Termination. The Executive’s Disability (as defined herein) during the Term shall constitute an involuntary termination of employment hereunder, unless the Board expressly extends such employment for a specified time thereafter. The Executive’s death during the Term shall constitute an involuntary termination of employment for purposes of eligibility for Termination Payments and Benefits as provided in Section 8.

       (b) Voluntary Termination. The Executive may voluntarily terminate the Agreement at any time by providing 90 days prior written notice to the Company as provided in Section 13(d).

       (c) Compensation and Benefits. Subject to Section 8 and any benefit continuation requirements of applicable laws, in the event the Executive’s employment hereunder is voluntarily or involuntarily terminated for any reason whatsoever, the compensation and benefits obligations of the Company under Sections 4 and 5 shall cease as of the effective date of such termination, except for any compensation and benefits earned or accrued but unpaid through such date.

       8. Termination Payments and Benefits.

       (a) If the Executive’s employment hereunder is involuntarily terminated by the Company other than for
Cause (as defined herein) prior to the end of the Term, then the Company shall be obligated to pay, subject to the condition precedent that the Executive enter into a mutual release, non-disparagement and settlement agreement with the Company pursuant to which the Company and the Executive unconditionally release all claims against the other arising under the employment contemplated hereby other than the Executive’s rights to obtain the payments and benefits described in this Section 9, to the Executive severance pay of three month’s salary (“Termination
Payment”).

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       (b) Termination for Cause. For purposes of this Agreement, “Cause” shall mean:

         (i) the uncured failure or refusal by the Executive to perform his duties (other than any such failure resulting from the Executive’s incapacity due to Disability), after demand;

         (ii) inattention to duty or any other willful, reckless or negligent act (or omission to act) by
Employee, which, in the good faith judgment of the Company, may injure the Company, including the failure to follow the policies and procedures of the Company;

         (iii) the engaging by the Executive in fraud, misappropriation of funds, violation of any law, judgment, decree, or order of any governmental authority or misappropriation of any corporate opportunity which in each case is materially injurious to the Company, or the Executive being involved with the commission of a crime that was harmful to the goodwill and financial standing of the Company, or

         (iii) the breach of any provision of this Agreement.

       (c) Disability Defined. “Disability” shall mean the Executive’s incapacity due to physical or mental illness to substantially performhisduties on a full-time basis for three (3) consecutive months and within thirty (30)
days after a notice of termination is thereafter given by the Company the Executive shall not have returned to the full-
time performance of the Executive’s duties; provided, however, if the Executive shall not agree with a determination to terminate him because of Disability, the question of the Executive’s disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive’s incapacity to designate a doctor, the Executive’s legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

       (d) Effect of Long-Term Disability. If the Executive also becomes entitled to receive benefits under an insured long-term disability insurance plan (“LTD Plan”) now or hereafter paid for by the Company, then the
Executive’s termination benefits under this Agreement (calculated on a monthly basis) shall be reduced by the amount of the benefits paid under such LTD Plan. No such reduction shall be made for benefits paid to the
Executive under a personal disability income plan or such other disability income plan paid for by the Executive, whether or not the plan was obtained through a group-sponsored or Company-related program.

       (e) Forfeiture. In the event of any breach by the Executive of any provision of this Agreement, the
Executive’s rights to receive a Termination Payment hereunder shall be forfeited.

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       (f) Termination for Cause or Voluntary Termination. Executive agrees and acknowledges that a significant asset to the Company are the personal relationships between the Executive and the Company’s customers, and that during the Term, Executive shall use best efforts to introduce Buyer and assist Buyer and
Buyer’s representatives and agents to such customers in furtherance of developing and enhancing such business relationships. As a result, if the Executive voluntarily terminates this Agreement or is terminated by the
Company for Cause pursuant to Section 8, such termination would materially impact the value of the
Company, and thus would be a material breach of Section 4.3 of the Acquisition Agreement. The parties to this Agreement agree that damages for Executive’s breach of Section 4.3 of the Acquisition Agreement are extremely impracticable or impossible to predict or ascertain with any certainty, and accordingly,
Executive’s liability for such breach shall be the payment of Executive’s pro rata portion of the purchase price provided under the Acquisition Agreement, which Executive shall pay as liquidated damages to compensate Company for not receiving its bargained for consideration in connection with the Acquisition and not as a penalty.

       9. Confidentiality and Nonsolicitation.

       (a) The Executive acknowledges that in the course of his employment by the Company, she will or may have access to and become informed of confidential and secret information which is a competitive asset of the
Company or its affiliates (“Confidential Information”), including, without limitation, (i) the identity of the Company’s employees, customers and suppliers, (ii) the terms of any agreement between the Company and any employee, customer or supplier, (iii) pricing strategy, (iv) customer locations and preferred routes, (v) marketing methods, (vi)
financial results, (vii) strategic plans and analyses, and (viii) any non-public information concerning the Company, its affiliates, employees, suppliers or customers. The Executive agrees that she will keep all Confidential Information in strict confidence during the Term and thereafter, and will never directly or indirectly make known, divulge, reveal, furnish, make available, or use any Confidential Information (except in the course of regular authorized duties on behalf of the Company). The Executive agrees that the obligations of confidentiality hereunder shall survive termination of his employment at the Company regardless of any actual or alleged breach by the Company of this
Agreement, until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). The Executive’s obligations under this Section 9 are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Executive may have to the
Company under general legal or equitable principles.

       (b) Except in the ordinary course of the Company’s business, the Executive shall not make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the
Executive by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company. Upon termination of the Executive’s employment with the Company for any reason, the Executive will return to the Company any such documents or other property of the Company which are in the possession, custody or control of the Executive.

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       (c) Without limiting the foregoing, without the prior written consent of the Company (which may be withheld for any reason or no reason), except in the ordinary course of the Company’s business, the Executive shall not at any time during or following the date of this Agreement use for the benefit or purposes of the Executive or for the benefit or purposes of any other person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise engaged in the “Restricted Business” (as herein defined), or disclose in any manner to any person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise engaged in the Restricted Business, any Confidential Information. “Restricted Business” means any business or division of a business which consists of hauling, transporting, delivering, loading, purchasing, storing or selling petroleum, ethanol or other liquids of any type or nature.